Exhibit 4.59

INDENTURE

BETWEEN

CENTRAL ILLINOIS LIGHT COMPANY

AND

BANKERS TRUST COMPANY,

as Trustee under Indenture, dated as of April 1st, 1933 between Illinois Power Company and Bankers Trust Company, as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30th, 1933, and as supplemented and assumed by Indenture dated as of July 1st, 1933, between Central Illinois Light Company and Bankers Trust Company, as Trustee, and as amended and supplemented by Indentures between the same parties, dated as of January 1st, 1935, April 1st, 1936 and April 1st, 1940, respectively.

Dated as of December 1st, 1949.

INDENTURE dated as of the 1st day of December, 1949, between CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter sometimes called the Company), party of the first part and BANKERS TRUST COMPANY, a corporation of the State of New York, as Trustee under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company, as Trustee, dated as of April 1st, 1933 (hereinafter sometimes called the Trustee), as amended and supplemented by Supplemental Indenture between said Illinois Power Company and said Trustee, dated as of June 30th, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Trustee, dated as of July 1st, 1933, and as amended and supplemented by Indentures between the Company and said Trustee, dated as of January 1st, 1935, April 1st, 1936 and April 1st, 1940, respectively (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the Indenture).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Indenture provides that, upon complying with the terms of Section 30 thereof, the Company may, upon filing a supplemental indenture as therein provided, at any time designate all bonds of each and every series issued or to be issued thereunder as its First Mortgage Bonds; and

WHEREAS, the Indenture provides that the Company and the Trustee may enter into such indentures supplemental thereto as shall be deemed by them necessary or desirable, among other things, to mortgage or pledge thereunder additional property and to add to the covenants and agreements of the Company for the protection of the holders of bonds and of the mortgaged and pledged property; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, 25/8% Series due 1979” (hereinafter sometimes referred to as the “bonds of the Third Series”), the bonds of which series are to bear interest at the rate per annum set forth in the title thereof, are to mature December 1, 1979, and, with the interest coupons attached to the coupon bonds of such series, are to be substantially in the forms following, respectively:

[GENERAL FORM OF COUPON BOND OF THE THIRD SERIES]

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BOND, 25/8% SERIES DUE 1979

Due December 1, 1979

No.	$1000

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, on December 1, 1979, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., One Thousand dollars in lawful money of the United States of America, and to pay interest thereon from December 1, 1949 at the rate of two and five-eighths per centum per annum in like dollars, payable at its office or agency on June 1 and December 1 in each year, according to the tenor of the respective coupons hereto attached and upon presentation and surrender thereof, until the Company’s obligation with respect to the payment of such principal shall have been discharged.

Until maturity such interest shall be paid only upon presentation and surrender of the interest coupons therefor hereto attached as they severally mature.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 25/8% Series due 1979, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company, as Trustee, as amended by Supplemental Indenture dated as of June 30, 1933, as assumed by the Company and as supplemented by Indentures between the Company and the Trustee dated as of July 1st, 1933, January 1st, 1935, April 1st, 1936, April 1st, 1940 and December 1st, 1949 (all of which indentures are herein collectively called the Mortgage), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond shall pass by delivery unless registered as to principal in the owner’s name at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond, and the holder of any coupon hereto appertaining, or, if this bond is registered as herein authorized, the person in whose name the same is registered, as the absolute owner for the purpose of receiving payment and for all other purposes.

As more fully provided in the Mortgage, bonds of the 25/8% Series due 1979 are redeemable at the option of the Company as a whole or in part at any time prior to maturity, upon notice published at least once in each of four successive calendar weeks, upon any day in each such week, the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, N. Y., at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, together, if redeemed otherwise than with cash deposited under the maintenance provisions of the Mortgage and otherwise than by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed with cash deposited under the maintenance provisions of the Mortgage or by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

	Regular	Special
	Redemption	Redemption
	Premium	Premium
(If redeemed prior to December 1
of the calendar year stated and subsequent
to the last day of November
of the calendar year next preceding
Year	such year)
1950	41/4%	.935%
1951	41/8%	.935%
1952	4%	.935%
1953	37/8%	7/8%
1954	33/4%	7/8%
1955	33/4%	7/8%
1956	35/8%	7/8%
1957	31/2%	7/8%
1958	33/8%	7/8%
1959	31/4%	3/4%
1960	31/8%	3/4%
1961	3%	3/4%
1962	27/8%	3/4%
1963	23/4%	5/8%
1964	25/8%	5/8%

	Regular	Special
	Redemption	Redemption
	Premium	Premium
(If redeemed prior to December 1
of the calendar year stated and subsequent
to the last day of November
of the calendar year next preceding
Year	such year)
1965	21/2%	5/8%
1966	23/8%	5/8%
1967	21/4%	1/2%
1968	21/8%	1/2%
1969	17/8%	1/2%
1970	13/4%	1/2%
1971	15/8%	3/8%
1972	11/2%	3/8%
1973	11/4%	3/8%
1974	11/8%	1/4%
1975	1%	1/4%
1976	3/4%	1/4%

and without premium in either case if redeemed on or after December 1, 1976.

Coupon bonds of this series are issuable in the denomination of $1000 and registered bonds without coupons in denominations of $1000 and authorized multiples of $1000. In the manner and upon payment of the charges prescribed in the Mortgage, coupon bonds of this series, with all unmatured coupons attached and registered bonds without coupons of this series of authorized denominations, for like aggregate principal amounts, are interchangeable, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, N. Y.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice-President by a fac-simile of his signature and a fac-simile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary, and interest coupons bearing the fac-simile signature of its Treasurer to be attached hereto, as of December 1, 1949.

CENTRAL ILLINOIS LIGHT COMPANY

By

President.

Attest:

Secretary.

[GENERAL FORM OF COUPON]

No.	$

On                                  , CENTRAL ILLINOIS LIGHT COMPANY will pay to bearer, at its office or agency in the Borough of Manhattan, The City of New York,                                             Dollars of the United States of America as specified in its First Mortgage Bond, 25/8% Series due 1979, No.           , being six months’ interest then due on said bond.

This coupon shall be treated as negotiable and will not be payable if said bond shall have been called for previous redemption and provision duly made for payment of the redemption price thereof.

Treasurer.

The amount to be inserted in coupons due on June 1 in each year shall be Thirteen Dollars and Thirteen Cents; the amount to be inserted in coupons due on December 1 in each year shall be Thirteen Dollars and Twelve Cents.

[GENERAL FORM OF FULLY REGISTERED BOND OF THE THIRD SERIES]

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BOND, 25/8% SERIES DUE 1979

Due December 1, 1979

No.	$

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the Company), for value received, hereby promises to pay to                                                                                      or registered assigns, on December 1, 1979, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.,                                                      dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the interest day (June 1 or December 1) next preceding the date of this bond, at the rate of two and five-eighths per centum per annum in like dollars, payable at its office or agency on June 1 and December 1 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 25/8% Series due 1979, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company, as Trustee, as amended by Supplemental Indenture dated as of June 30, 1933, as assumed by the Company and as supplemented by Indentures between the Company and the Trustee dated as of July 1st, 1933, January 1st, 1935, April 1st, 1936, April 1st, 1940 and December 1st, 1949 (all of which indentures are herein collectively called the Mortgage), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

As more fully provided in the Mortgage, bonds of the 25/8% Series due 1979 are redeemable at the option of the Company as a whole or in part at any time prior to maturity, upon notice published at least once in each of four successive calendar weeks, upon any day in each such week, the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, N. Y., at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, together, if redeemed otherwise than with cash deposited under the maintenance provisions of the Mortgage and otherwise than by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed with cash deposited under the maintenance provisions of the Mortgage or by the use of proceeds of property released pursuant to the provisions of Section 68 of the Mortgage, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

	Regular	Special
	Redemption	Redemption
	Premium	Premium
(If redeemed prior to December 1
of the calendar year stated and subsequent
to the last day of November
of the calendar year next preceding
Year	such year)
1950	41/4%	.935%
1951	41/8%	.935%
1952	4%	.935%
1953	37/8%	7/8%
1954	33/4%	7/8%
1955	33/4%	7/8%
1956	35/8%	7/8%

	Regular	Special
	Redemption	Redemption
	Premium	Premium
(If redeemed prior to December 1
of the calendar year stated and subsequent
to the last day of November
of the calendar year next preceding
Year	such year)
1957	31/2%	7/8%
1958	33/8%	7/8%
1959	31/4%	3/4%
1960	31/8%	3/4%
1961	3%	3/4%
1962	27/8%	3/4%
1963	23/4%	5/8%
1964	25/8%	5/8%
1965	21/2%	5/8%
1966	23/8%	5/8%
1967	21/4%	1/2%
1968	21/8%	1/2%
1969	17/8%	1/2%
1970	13/4%	1/2%
1971	15/8%	3/8%
1972	11/2%	3/8%
1973	11/4%	3/8%
1974	11/8%	1/4%
1975	1%	1/4%
1976	3/4%	1/4%

and without premium in either case if redeemed on or after December 1, 1976.

Coupon bonds of this series are issuable in the denomination of $1000 and registered bonds without coupons in denominations of $1000 and authorized multiples of $1000. In the manner and upon payment of the charges prescribed in the Mortgage, coupon bonds of this series, with all unmatured coupons attached and registered bonds without coupons of this series of authorized denominations, for like aggregate principal amounts, are interchangeable, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, N. Y.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y., upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice-President by a fac-simile of his signature and a fac-simile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary, on

CENTRAL ILLINOIS LIGHT COMPANY

By
President.

Attest:

Secretary.

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

BANKERS TRUST COMPANY,
as Trustee,

By
Assistant Secretary.

and

WHEREAS, all things necessary to make the bonds of the Third Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Indenture have in all respects been duly authorized; and

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes above stated and for the purpose of describing the bonds of the Third Series, and of providing the terms and conditions of redemption thereof;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture, as supplemented by this Supplemental Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the following described properties of the Company located in the counties of DeKalb, Kane, Fulton, Knox, Mason, Woodford, Peoria, Sangamon and Tazewell in the State of Illinois,—that is to say:

A—REAL ESTATE IN DEKALB COUNTY

All that part of Block fifteen (15) of the original town (now city) of DeKalb vacated by the City of DeKalb by an ordinance duly passed by the City Council of said City of DeKalb and approved by the Mayor.

And also that part of a plot beginning at the Southwest corner of Lot 6 of Pattens Addition to the City of Sycamore, DeKalb County, thence “West 30 feet, thence North 145.2 feet, thence East 30 feet to the West line of Lot 6, thence South to the place of beginning.

Also the East sixty-six (66) feet of Lot five (5) in Block nine (9) in Sprague’s Addition to the Village of Malta.

Also that portion of the South Half of the Southwest Quarter (S½—SW¼) of Section Thirteen (13), Township Forty (40) North, Range Four (4) East of the Third Principal Meridian, DeKalb County, Illinois, commencing at the Southeast corner of the Southwest quarter of Section 13; thence South 89 degrees 29 minutes West along the South line of said Southwest quarter, 1357.2 feet, more or less, to a point on the Easterly line of the right-of-way of the Chicago and North Western Railway Company for a place of beginning; thence North 34 degrees 55 minutes East along said right-of-way, 354.2 feet; thence South 55 degrees 05 minutes East, 50.0 feet; thence North 34 degrees 55 minutes East to a point in the Westerly line of Chicago, Mil. St. P. & Pac. R. R. Co. right-of-way, which line is parallel to and 50 feet Westerly, measured at right angles, from the center line of the Chicago, Mil. St. P. & Pac. RR Co. present main track; thence Southeasterly along said right-of-way line, 520.9 feet, more or less, to the South line of the Southwest quarter of said Section 13; thence West along said South line to the place of beginning, containing 3.2 acres, more or less.

All that portion of the North half of the Northwest quarter of Section 24, Township 40 North, Range 4, East of the Third Principal Meridian, DeKalb County, Illinois, lying West of the Westerly line of the Chicago, Milwaukee, St. Paul & Pacific RR Co. one hundred (100) foot right-of-way, which right-of-way line is parallel to and 50 feet Westerly, measured at right angles, from the center line of the Chicago, Milwaukee, St. Paul & Pacific RR Co’s present main track; East of the Easterly line of the right-of-way of the Chicago and North Western Railway Company and North of a line parallel to and 50 feet Northerly measured radially, from the center line of the Chicago, Milwaukee, St. Paul & Pacific Railroad Company’s so-called lead track to the Rudolph Wurlitzer Company as the same is now laid and operated across the North 330 feet of the Northwest quarter of said Section 24, containing an area of 2.8 acres, more or less.

Also that part of the Northeast quarter of Section 12, Township 40 North, Range 4 East of the Third Principal Meridian, beginning at a point in the North line of Section 12, which is 356.15 feet East of the center line of State Route #23; thence South at right angles to said Section line, 81.0 feet; thence East parallel to said Section line, 50.0 feet; thence North 81.0 feet to a point in the North line of said Section, which is 50.0 feet East of the place of beginning; thence West along said Section line 50.0 feet to the place of beginning.

A strip of land 66 feet in width being all of the Chicago Great Western Railway Company’s rights-of-way in Sections 5, 6, 7, 12, and 13 comprising parcels 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 containing 26.38 acres more or less.

B—REAL ESTATE IN KANE COUNTY

Also part of the Southwest quarter of the Northwest quarter of Section 32, Township 40 North, Range 7 East of the Third Principal Meridian, beginning at a point 905 feet South of the Northwest corner of said quarter quarter section, thence East 159.1 feet, thence North 100 feet, thence West to the West line of said quarter quarter section, thence South along said West line to place of beginning.

C—REAL ESTATE IN FULTON COUNTY

Also part of the South 52 acres of the South 80 acres of the Northwest ¼ of Section 3, Township 8 North, Range 2 East of the Fourth Principal Meridian described as beginning at the intersection of the South line of Harrison Street and the East line of Second Street in the village of London Mills, running thence East 40 feet; thence South 40 feet; thence West 40 feet; thence North 40 feet to the place of beginning.

D—REAL ESTATE IN KNOX COUNTY

Also part of the Southwest quarter of the Southwest quarter of Section 34 in Township 10 North, Range 3 East of the Fourth Principal Meridian, described as beginning at the Southwest corner of said Section, thence North 50 feet, thence East to a point 50 feet East of the East line of the highway along the West side of said quarter quarter Section, thence South 50 feet to the South line of said Section, thence West to the place of beginning.

A tract of land 50 feet square out of the Northeast corner of Lot 1 Block 3 in the town of Summit, now known as the village of Douglas, in Salem Township.

E—REAL ESTATE IN MASON COUNTY

Part of the NE¼ Section 36, T. 20 N., R. 5 W., of the 3rd P. M. described as commencing at the NE corner of Section 36, thence West 2653 feet to the N½ Section line, thence South 209 feet, thence East 416.84 feet, thence North 189.52 feet, thence East 2236.16 feet to the East line of said Section, thence North along said East line of said Section 19.48 feet to place of beginning.

F—REAL ESTATE IN WOODFORD COUNTY

Lot 12 in Block 43 in the original town (now village) of Metamora.

Also Part of the SE¼ of Section 29, Twp. 27 N., R. 3 W. of the 3rd P. M. described as commencing at the SW corner of the SE¼ of Section 29, thence East 1180 feet, thence N. 60 feet to place of beginning. Thence N. 60 feet, thence West 128 feet, thence S. 60 feet, thence East 128 feet to the place of beginning.

Also part of the NE¼ of the NE¼ of Section 23, T. 27 N., R. 4 W. 3rd P. M. described as beginning 30 feet West of the NE corner of said quarter quarter Section, thence West 125 feet, thence South 60 feet, thence East 125 feet, thence North to the place of beginning.

G—REAL ESTATE IN PEORIA COUNTY

Lots 11, 12, and 13 in the Subdivision of the NW¼ of Lot 4 in Phelps and Bourland Subdivision of the W¼ and the NE¼ SW¼ Section 8, T. 8 N., R. 8 E. of the 4th P. M.

Also Lots 1, 2, 3 and part of Lot 4 all in Block 50 Bigelow and Underhills Addition to the City of Peoria.

Also Lots 5 and 6 in Block 50 Bigelow and Underhills Addition to the City of Peoria.

Also Lots 4 and 5 in Block 4 in Hassler and Cockles Addition to the City of Peoria.

Also Lots 39 and 40 in Block 8 Peoria Heights Addition.

Part of the SW¼ of the NE¼ of Section 18, Twp. 10 N., R. 8 E. of the 4th P. M. commencing at the NW corner of the NW¼ of said Section 18, thence east 2636.3 feet; thence South 2377.4 feet, thence East 332.4 feet, thence South 129.6 feet to the place of beginning. Thence West 50 feet, thence South 133 feet, thence East 50 feet, thence North 133 feet to the place of beginning.

Part of the SE¼ of Section 19, Twp. 9 N., R. 8 E. of the 4th P. M. beginning at the SW corner of said quarter Section. Thence North 120 feet, thence East 120 feet, thence South 120 feet, thence West 120 feet to the place of beginning.

A part of Lot 4 Block 1 in Knoll Crest a Subdivision in Richwoods Township commencing 27 feet East of the NW corner of Lot 4; thence West 27 feet; thence South 55 feet; thence East 27 feet; thence North 55 feet to place of beginning except that part dedicated for a public alley.

A part of Lot 390 in El Vista, a Subdivision in Richwoods Township, described as beginning at a point on the North line of the alley 68.98 feet from the SW corner of said lot; thence West 20 feet; thence North 25 feet, thence East 45 feet more or less to Northwesterly line of alley; thence Southwest along said alley line 35 feet more or less to place of beginning.

H—REAL ESTATE IN SANGAMON COUNTY

Lot 13 in Block 20 of E Iles Addition to the City of Springfield.

Part of Lot 15 Block 2 of “Belmont Park Gardens” a subdivision in Sections 10 and 11, Twp. 15 N., R. 5 W. of the 3rd P. M. beginning at a point in the E line of Lot 15, 70 feet South of the North line thereof; thence W. 16 feet; thence N. 16 feet; thence E. to the E line of said lot; thence South to the place of beginning.

Part of Lot 2 in Belmont Subdivision being a subdivision of the NW part of the NW¼ Sec. 9, T. 15 N., R. 5 W. of the 3rd P. M. being the S 16 feet of the W 16 feet of Lot 2.

Block A; Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, and 14 in Block 1; Lots 1, 2, 3, 4, 5, and the N 20 feet of Lot 6 and Lot 8 in Block 4 in Woodside Subdivision of Land No. 1 in the City of Springfield.

Part of the SW¼ of the SE¼ of Sec. 25, Twp. 16 N., R. 5 W. of the 3rd P.M. beginning 205.5 feet N. 16° 25’ E of the SW corner of the SE¼ Sec. 25, T. 16 N., R. 5 W. 3 P. M., thence N 2° 18’ E 16 feet; thence S 87° 42’ E 16 feet; thence S 2° 18’ W 16 feet; thence 16 feet to place of beginning.

16 feet square in the SW corner of Lot 15 in Block 1 in Edwin A. Wilson’s Subdivision of part of the E½ of the NE¼ Sec. 22, T 16 N, R 5 W of 3 P M located in City of Springfield.

25 feet square in part of the N½ of the E½ of Lot 10 of the Subdivision of the NE¼ and part of the N½ of the NW½ of Sec. 2, T 15 N, R 5 W of the 3rd P M. The NW corner of said 25 foot square being 30 feet West of a point 254.82 feet South of a point on the N Line of said Sec. 2 which latter point is 626.03 feet East of the NW corner of the NE¼ of said Sec. 2.

Lots 11 and 12 of Harvard Park Third Plot being a subdivision situated in the NE¼ Sec. 10 and the NW¼ Sec. 11 all in Twp. 15 N., R 5 W of the 3rd P.M.

Part of Lot 17 in Wanless West Lawrence Avenue Addition to the City of Springfield, being the South 18 feet of the West 18 feet of said Lot 17.

Also part of the SW¼ of the SW¼ of Sec. 30 T 16 N R 4 W of the 3rd P M, beginning at a point in the South line of said quarter quarter Section which is 455.5 feet east of the intersection of said South line with the center line of the Springfield Decatur road, thence East along said South line 65.2 feet, thence northwardly to the center line of said Springfield Decatur road, thence Southwestwardly along said center line 343.95 feet, thence Southeastwardly 310.97 feet to the place of beginning.

I—REAL ESTATE IN TAZEWELL COUNTY

Commencing at the center of Section 13 T 25 N R 5 W of the 3rd P. M. thence West 268 feet thence North 781.39 feet, thence West 341.32 feet to East R/W Line of the Pekin Wesley Road; thence North along said R/W line 100 feet to the place of beginning. Thence East 70 feet, thence North 50 feet, thence West 59.36 feet to the East R/W line of Pekin Wesley Road, thence South along said R/W line 51.12 feet to the place of beginning.

All the Northeast fractional quarter of Section 1 Twp. 25, N. R 5 W. of the 3rd P. M. except the lands conveyed to Ross S. Wallace by deed dated September 25, 1925.

Part of East ½ Section 29 in Twp. 26 N. R. 4 W. of the 3rd P. M. commencing at a point where the dock line intersects the line dividing the East and West Halves of the E½ of Sec. 29 thence N. 76° 26’ E. 308.61 feet, thence N. 76° 26’ E. 385.79 feet, thence E 100.56 feet, to a point for the place of beginning; thence E. 575.47 feet thence S 2339.7 feet, thence W. 577.07 feet thence N 2339.7 feet to the place of beginning.

Also part of E½ Section 29 Twp. 26 N. R 4 W of the 3rd P. M. commencing at a point where the dock line intersects the line dividing the East and West Halves of the E½ of Sec. 29, thence N 76° 26’ E 308.61 feet to the place of beginning. Thence N 76° 26’ E 385.79 feet; thence E. 100.56 feet, thence S 2339.7 feet; thence W 475 feet; thence N 2250.4 feet to the place of beginning.

All of Lots 1, 2, 3 and also part of Lot 4 beginning at the Westerly corner of Lot 4 thence E along the S. line of said Lot 4 32.16 feet thence N. 21.81 feet to the N line of Lot 4, thence W 30.62 feet along N. line of said lot to the place of beginning. Also part of Lot 5 beginning at the SW Cor. of Lot 5, thence E along the South line of said Lot 30.62 feet, thence N 76.62 feet to the Westerly line of Lot 5, thence Southwesterly along the West line of said Lot 5 to the place of beginning all in Forrest Hill Subdivision being part of the NW ¼ Sec. 7 and part of the SW ¼ Sec. 6 Twp. 25 N. R 4 W of the 3rd P. M.

Part of Lot 2 of the NW ¼ Sec. 6 Twp. 25 N., R 4 W of the 3rd P. M. commencing at the N. corner of a tract of 1.06 acres sold to F. R. Carter by D. S. Brown and on the Southerly line of Wesley road, thence NE along said road line 75 feet, thence SE parallel to the NE line of tract sold to Carter to the Southerly line of the N½ of said Lot 2, thence West along said South line to the intersection with the Southwesterly line produced of said tract sold to Carter thence NW on said produced line to the Carter tract, thence NE and NW along the SE and NE lines of said Carter tract to the place of beginning.

A strip of land 16.5 feet in width along the East side of the SE¼ Sec. 12 Twp. 25 N. R. 5 W. of 3rd P. M.

Also a strip of land 82.5 feet in width along the West side of the SW¼ Sec. 7 Twp. 25 N R 4 W of the 3rd P. M.

A part of Pekin Heights being a Subdivision of that part of Lot 2 of the NW¼ of Sec. 7 which lies South of Illinois State Route #9 and also a subdivision of a part of Lot 2 of the SW¼ of Sec 7 all in Twp. 24 N. R 4 W of the 3rd P. M. described as being All of Lot 31 Pekin Heights except the following tract. Commencing at the NE corner of Lot 31 thence Southwesterly along the East line of Lot 31 59.1 feet, thence Northerly 77.3 feet to the Northerly line of Lot 31, thence Easterly 46.6 feet to the place of beginning.

Also part of Lot 30 Pekin Heights beginning at a point 28.4 feet NE of the SE corner of Lot 30, thence, Southeasterly 28.4 feet thence Northwesterly 55 feet to the SW corner of Lot 30 thence Northeasterly along the Westerly line of Lot 30 100.9 feet, thence Southerly to the place of beginning.

Also part of Lot 29 described as beginning at the SW corner Lot 29 thence Northeasterly along the Westerly line of Lot 29 28.4 feet; thence South to the Southerly line of Lot 29, thence Northwesterly 21.4 feet to the place of beginning.

Also part of Lot “Z” Pekin Heights described as beginning at the SW corner of NW¼ Sec. 7 Twp. 24 N R 4 W of the 3rd P. M. thence North along the West line of said ¼ Section 668.5 feet, thence Southeasterly along the Southerly line of Lots 31-30 and 29 126.2 feet, thence South 594 ft. to the South line of said ¼ Section, thence West 100 feet to the place of beginning.

Also part of Lot 2 in the SW¼ Section 7 T 24 N R 4 W of the 3rd P. M. being a strip of land 100 feet in width along the West line of the SW¼ Section 7.

Part of the NE¼ Sec. 13 T 24 N R 5 W of the 3rd P M described as being a strip of land 16.5 feet in width along the East line of said ¼ Section.

Also part of the NW¼ Sec. 18 T 24 N R 4 W of the 3rd P M being a strip of land 82.5 feet in width along the West line of said ¼ Section.

Part of Lot 1 of the SW¼ and Lot 1, Coal Company NW¼ all in Sec. 7 Twp. 25 N. R 4 W of the 3rd P. M. described as beginning at the SE corner of the NE¼ of Sec 12 Twp 25 N R 5 W of the 3rd P M, thence Northeast 87 feet, thence North 750.5 feet thence South 45° 40’ West 106.3 feet, thence South 712.8 feet to the place of beginning.

Lot No. 6 in Sunnyland, a Subdivision of part of the SW¼ Sec. 19 Twp. 26 N. R 3 W of the 3rd P M.

Part of the SW¼ of the SW¼ Sec. 26 Twp. 23 N. R 5 W of the 3rd P. M. described as beginning 136 feet East of the intersection of the East R/W line of the ICRR and the South line of Sayre St. in Dickinsons Addition to the Village of Green Valley thence South 75 feet, thence East 50 feet, thence North 75 feet, thence West 50 feet to the place of beginning.

Lot 25 in Edgewood Subdivision of part of Lot 1 of Orchard Grove Subdivision in the W ½ of Lots 1 and 2 of the NW¼ Sec. 5 T 25 N R 4 W of the 3rd P M.

Part of Lot 2 of Block 20 in Millers Addition to the City of Pekin described as beginning at the SW Cor Lot 2 thence E 14 feet, thence N 16 feet, thence W 14 feet thence S 16 feet to the place of beginning.

Part of Lot 17 of Svendsens First Addition to the City of Pekin being 25 feet square in the SE Corner of said Lot 17.

Part of the NE¼ of the SW¼ of Section 1 in Twp. 26 N. R. 4 W of the 3rd P M described as commencing at the center of Sec. 1 thence West 478.63 feet, thence 46° 15’ East 54 feet to the place of beginning; thence S 46° 15’ E 186.09 feet; thence S. 25° 48’ W. 174.35 feet; thence N. 64° 12’ W 250 feet; thence N 27° 42’ E 200 feet measured on the cord of a 6° 06’ curve; thence E 73.56 feet to place of beginning.

Rear of Lot 4 Block 18 known as Parcel 3 in Marquette Heights a Subdivision in Sec. 18 T 25 N R 4 W of the 3rd P. M.

A part of the NE¼ of Section 9 and a part of the NW¼ of Section 10 in Township 24 N. R 5 W of the 3rd P M situated in the County of Tazewell and State of Illinois beginning at a point on the West line of said Section 10 and 451.42 feet South of the N. W. corner of said Section 10, thence South 0° 13’ West along the West line of said Section 10 62.73 feet to a concrete monument; thence South 38° 37’ West 275 feet to a concrete monument; thence South 51° 23’ East 42.4 feet to a concrete monument; thence East 222.1 feet to a concrete monument in the West line of State Highway 29; thence North 13° 01’ East along the West line of said State Highway 335.84 feet to a concrete monument; thence South 81° 02’ West 160.77 feet to the point of beginning.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

ARTICLE ONE.
Bonds of the Third Series.

SECTION 1.01. The bonds of the Third Series shall mature on December 1, 1979, shall bear interest at the rate of 2⅝% per annum, payable semi-annually on June 1 and December 1 in each year, and shall be designated as the Company’s “First Mortgage Bonds, 2⅝% Series due 1979”. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.

Definitive bonds of the Third Series may be issued, originally or otherwise, either as coupon bonds or as registered bonds without coupons ; and they and the interest coupons to be attached to the coupon bonds shall be substantially in the forms hereinbefore recited, respectively. Coupon bonds of the Third Series shall be issued in the denomination of $1,000 each, and shall be dated December 1, 1979, irrespective of the date of the actual execution and issue thereof. Registered bonds of the Third Series may be issued in any one or more denominations of $1,000 and authorized multiples of $1,000.

The holder of any coupon bond of the Third Series may have the ownership thereof registered as to principal at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., and such registration noted on such bond. After such registration, no transfer of said bond shall be valid unless made at said office or agency by the registered owner in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer.

Bonds of the Third Series shall be redeemable at the option of the Company, as a whole or in part at any time prior to maturity, in the manner provided in Article X of the Indenture, upon notice published at least once in each of four successive calendar weeks, upon any day in each such week, the first publication to be at least thirty days and not more than forty-five days prior to the date of redemption, in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, N. Y., at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption, together, if redeemed otherwise than with cash deposited under the maintenance provisions of the Indenture and otherwise than by the use of proceeds of property released pursuant to the provisions of Section 68 of the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Regular Redemption Premium”, and, if redeemed with cash deposited under the maintenance provisions of the Indenture or by the use of proceeds of property released pursuant to the provisions of Section 68 of the Indenture, with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below under the heading “Special Redemption Premium”:

	Regular		Special
	Redemption		Redemption
	Premium		Premium
(If redeemed prior to December 1
of the calendar year stated and subsequent
to the last day of November
of the calendar year next preceding
Year	such year)
1950	4¼	%	.935%
1951	4⅛	%	.935%
1952	4%		.935%
1953	3⅞	%	⅞	%
1954	3¾	%	⅞	%
1955	3¾	%	⅞	%
1956	3⅝	%	⅞	%
1957	3½	%	⅞	%
1958	3⅜	%	⅞	%
1959	3¼	%	¾	%
1960	3⅛	%	¾	%
1961	3%		¾	%
1962	2⅞	%	¾	%
1963	2¾	%	⅝	%
1964	2⅝	%	⅝	%
1965	2½	%	⅝	%
1966	2⅜	%	⅝	%
1967	2¼	%	½	%
1968	2⅛	%	½	%
1969	1⅞	%	½	%
1970	1¾	%	½	%
1971	1⅝	%	⅜	%
1972	1½	%	⅜	%
1973	1¼	%	⅜	%
1974	1⅛	%	¼	%
1975	1%		¼	%
1976	¾	%	¼	%

and without premium in either case if redeemed on or after December 1, 1976.

In determining which redemption premium is payable, the term “maintenance provisions of the Indenture” shall mean the provisions of Section 43 of the Indenture ; and the term “proceeds of property released pursuant to the provisions of Section 68 of the Indenture” shall mean the proceeds of any of the mortgaged and pledged property taken by exercise of the power of eminent domain or purchased by any governmental body or agency in the exercise of any right which it may have to purchase any part of the mortgaged and pledged property and which shall have been paid over to the Trustee pursuant to the provisions of Section 68 of the Indenture, including any cash received by the Trustee on account of the principal of any obligations secured by purchase money mortgage upon any property so taken or purchased.

ARTICLE TWO.
Amendments to the Indenture.

The following amendments to the Indenture shall be effective only from and after the execution and delivery of this Supplemental Indenture or at such later date as may be set forth below:

SECTION 2.01. Section 1 of the Indenture shall be and is hereby amended by adding at the end of said Section the following:

“Unless otherwise defined in this Indenture, all terms used herein shall, for all such purposes, have the meanings assigned to such terms in the Trust Indenture Act of 1939. Except where the context specifically requires otherwise, wherever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as approved August 3, 1939.”

SECTION 2.02. Section 2 of the Indenture shall be and is hereby amended by inserting after the word “ ‘outstanding’ ” in the last paragraph of said Section the words, “unless otherwise defined,”.

SECTION 2.03. Section 3 of the Indenture shall be and is hereby amended by striking out the fifth paragraph of said Section and by inserting in lieu thereof the following:

“The term ‘independent engineer’s certificate’ shall mean a certificate signed and verified by an engineer (who is in fact independent) appointed by the Board of Directors of the Company and approved by the Trustee in the exercise of reasonable care.”

SECTION 2.04. A. Section 9 of the Indenture shall be and is hereby amended by striking out the introductory clause and clause (a) of said Section and by inserting in lieu thereof the following:

“SECTION 9. The term ‘net earnings certificate’ shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, or, unless exempted by the provisions of clause (A) of subdivision (c) of Section 3 of Article Two of the Supplemental Indenture dated as of April 1st, 1940, if the net earnings certificate is being furnished in connection with the authentication and delivery of bonds and the aggregate principal amount of such bonds and of other bonds authenticated and delivered under this Indenture since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required or with respect to which a certificate or opinion of an independent public accountant has previously been furnished) is 10% or more of the aggregate principal amount of bonds outstanding under this Indenture at the time, a certificate signed and verified by an independent public accountant (selected by the Company and approved by the Trustee in the exercise of reasonable care), stating

“(a) the net earnings of the Company for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the month in which the application for the authentication and delivery under this Indenture of bonds or other application then applied for is made, showing how the same have been calculated and to that end specifying the operating and net non-operating income and revenues with the principal divisions thereof, and deducting from the total thereof the total operating expenses (including taxes [other than income taxes], rentals, insurance and reasonable charges for current repairs and maintenance but not including charges for renewals and replacements or any charge for depreciation), and deducting from the balance so arrived at an amount equal to the amount by which 15% of the gross operating revenues of the Company derived from the mortgaged and pledged property during such twelve months period (including in such gross operating revenues, however, in the case of industrial contracts, if any, for gas delivered under interruptible rate schedules’ only the net revenue therefrom) exceeds the amount expended during such period for current repairs and maintenance of such mortgaged and pledged property, and further deducting from such balance of earnings such amount, if any, as may be necessary so that not more than 15% of such balance after such deduction shall consist of the aggregate of (1) net non-operating income and/or (2) net income which in the opinion of the signers is directly derived from the operation of (a) property (other than paving, grading and other improvements to public highways) not subject to the lien of this Indenture at the date of such certificate and/or (b) properties leased to the Company and not subject to the lien hereof at the date of such certificate;”.

B.    Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, clause (a) of Section 9 of the Indenture shall be and is hereby further amended by striking out the words “(including in such gross operating revenues, however, in the case of industrial contracts, if any, for gas delivered under ‘interruptible rate schedules’ only the net revenue therefrom)” and by inserting in lieu thereof the words “(after deduction from such revenues of the aggregate cost of electric energy, gas and steam purchased for resale)”.

SECTION 2.05. Clause (d) of Section 10 of the Indenture shall be and is hereby amended to read as follows:

“(d) reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices which, subject to the provisions of Section 17 hereof, shall be specified in the form of bond; or”.

SECTION 2.06. The second sentence of Section 16 of the Indenture shall be and is hereby amended to read as follows:

“The corporate seal upon any such bond, and (in the case of bonds of any series established subsequent to December 31, 1948) the signature of any such President or Vice-President, may be fac-simile.”

SECTION 2.07. The first sentence of Section 17 of the Indenture shall be and is hereby amended to read as follows:

“Until definitive bonds of any series issued under this Indenture are ready for delivery, there may be authenticated and delivered and issued in lieu of any thereof, a temporary typewritten, printed, lithographed or engraved bond or bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal, and (as to the bonds of any series established subsequent to December 31, 1948) with or without specification of the redemption premium or premiums, if any, and such temporary bond or bonds may be in such denomination or denominations as the Board of Directors of the Company may determine.”

SECTION 2.08. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 20 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per cent. (20%)” in the second sentence of said Section and by inserting in lieu thereof the words “a majority”.

SECTION 2.09. Section 28 of the Indenture shall be and is hereby amended by striking out the words and numeral “seventy-five per centum (75%)” in the first sentence of said Section and by inserting in lieu thereof the words and numeral “sixty per centum (60%)”.

SECTION 2.10. Section 33 of the Indenture shall be and is hereby amended by striking out clause (f) of subdivision (3) of said Section and by inserting in lieu thereof the following:

“(f) stating as to each of the property additions described in such certificate, except as to property additions of the character specified in subdivision (6) of this Section, the cost thereof to the Company (computed as provided in Section 28 hereof) and the then fair value thereof to the Company;”.

SECTION 2.11. Section 37 of the Indenture shall be and is hereby amended by striking out the words and numeral “seventy-five per centum (75%)” and by inserting in lieu thereof the words and numeral “sixty per centum (60%)”.

SECTION 2.12. A. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 42 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per cent. (20%)” in the last sentence of the second paragraph of said Section and by inserting in lieu thereof the words “a majority”.

B.    Section 42 of the Indenture shall be and is hereby further amended by adding at the end of the third paragraph of said Section the following:

“and an engineer’s certificate (or independent engineer’s certificate in the event that such cash is being released on the basis of property which has been used or operated by others than the Company in the public utility business) stating the then fair value to the Company of such renewal or rebuilding.”

SECTION 2.13. A. Section 43 of the Indenture shall be and is hereby amended by adding two new paragraphs at the end of said Section as follows:

“Any cash held by the Trustee under the provisions of this Section may, upon the request of the Company, be applied by the Trustee to the redemption of any bonds issued hereunder which are by their terms redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article X hereof. The Company covenants to pay to the Trustee, on or before the date of such redemption, an amount in cash, to be held by the Trustee subject to the provisions of such Article X, equal to the premiums, if any, and the accrued interest, if any, payable to the holders of the bonds to be so redeemed. All bonds redeemed by the Trustee pursuant to this Section shall be canceled by the Trustee and shall not thereafter be made the basis for the authentication and delivery of additional bonds, the release of property or the withdrawal of cash under any of the provisions of this Indenture or be used to satisfy a Deficit.

“In the event of the change of designation of the bonds issuable hereunder in accordance with the provisions of Section 30 hereof, the provisions of this paragraph shall govern the use under this Section of repairs, maintenance and replacements of, and of additions to, and of bonds secured by lien upon, property subject to a lien prior to the lien of this Indenture. If the Company shall acquire any property additions subject to a lien prior to the lien of this Indenture, there may be included in the amount applied for repairs, maintenance and replacements and certified as unfunded property additions in items (b), (c) and (d) of any Treasurer’s maintenance certificate, the amount applied for repairs, maintenance and replacements of, and of additions to, as the case may be, such property subsequent to the date of acquisition of the property subject to such lien and the amount of cash or bonds (taken at their principal amount) secured by such lien deposited with the trustee or other holder of such lien, subsequent to such date, pursuant to a requirement of such lien similar in purpose to that of this Section, and bonds (taken at their principal amount) secured by such lien may be deposited with the Trustee to satisfy a Deficit or be used as a basis for the withdrawal of cash or bonds or the restoration of funded property to unfunded property under the terms of this Section, up to but not exceeding the percentage of the maintenance requirement subsequent to such date which the total cost of such property, subject to such lien, is of the sum of (i) One hundred sixty-six and two-thirds per centum (1662/3%) of the principal amount of the bonds outstanding under this Indenture on the date of the acquisition of such property and (ii) the cost of such property. For the purposes of this Section, any such lien prior to the lien of this Indenture shall not be deemed to be a prior lien as defined in Section 7 of this Indenture and the certificates, opinions and other items required to be delivered to the Trustee to comply with the requirements of this Section may contain such appropriate modifications from the contents thereof otherwise required by the provisions of this Indenture applicable thereto as may be necessary to permit of the operation of the provisions of this paragraph.”

B.    Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, item (a) of Section 43 of the Indenture shall be and is hereby amended by striking out the words “including therein in the case of industrial contracts for gas delivered under ‘interruptible rate schedules’ only the net revenue therefrom, but” and by inserting in lieu thereof the words “after deduction therefrom of the aggregate cost of electric energy, gas and steam purchased for resale and”.

SECTION 2.14. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 45 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per cent. (20%)” and by inserting in lieu thereof the words “a majority”.

SECTION 2.15. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 48 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per cent. (20%)” in the last sentence of said Section and by inserting in lieu thereof the words “a majority”.

SECTION 2.16. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 56 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per cent. (20%)” in the first sentence of said Section and by inserting in lieu thereof the words “a majority”.

SECTION 2.17. Section 65 of the Indenture shall be and is hereby amended by striking out the words and numeral “One hundred thirty-three and one-third per cent. (1331/3%)” in the last sentence of the second full paragraph of said Section and by inserting in lieu thereof the words and numeral “One hundred sixty-six and two-thirds per cent. (1662/3%)”.

SECTION 2.18. Section 67 of the Indenture shall be and is hereby amended by striking out the words and numeral “One hundred thirty-three and one-third per cent. (1331/3%)” in the third full paragraph of said Section and by inserting in lieu thereof the words and numeral “One hundred sixty-six and two-thirds per cent. (1662/3%)”.

SECTION 2.19. Section 72 of the Indenture shall be and is hereby amended by striking out the words “to the knowledge of the Trustee”.

SECTION 2.20. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 73 of the Indenture shall be and is hereby amended by striking out the words and numeral “may, and upon written request of the holders of twenty per centum (20%) in principal amount of the bonds then outstanding hereunder, shall” and by inserting in lieu thereof the words and numeral “or the holders of not less than twenty per centum (20%) in principal amount of the bonds then outstanding hereunder may”.

SECTION 2.21. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 76 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per centum (20%)” in the last sentence of the first paragraph of said Section and by inserting in lien thereof the words “a majority”.

SECTION 2.22. Section 83 of the Indenture shall be and is hereby amended by striking out paragraph First of said Section and by inserting in lieu thereof the following:

“First.—To the payment of all taxes, assessments or liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred without negligence or bad faith on the part of the Trustee or advances made in connection with the management or administration of the trusts hereby created;”.

SECTION 2.23. Section 85 of the Indenture shall be and is hereby amended by striking out the first paragraph of said Section and by inserting in lieu thereof the following:

“SECTION 85. The Company covenants that if default shall be made in the payment of any installment of interest on any bond hereby secured when the same shall become due and payable, and any such default shall continue for a period of ninety (90) days, or if default shall be made in the payment of the principal of any bond hereby secured when the same shall have become due and payable, whether at maturity or by declaration or otherwise, then upon demand of the Trustee the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons then outstanding hereunder, the whole amount due and payable on all such bonds and coupons for principal and interest, with interest upon the overdue principal and installments of interest at the same rate borne by the bonds which are overdue; and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection including reasonable compensation to the Trustee, its agents and attorneys and any and all expenses and liabilities (incurred without negligence or bad faith on the part of the Trustee) incurred by the Trustee hereunder. Until such demand is made by the Trustee, the Company may pay the principal and interest of each of the bonds to the bearer or registered holder, as the case may be, but after such demand shall have been made, payment of the bonds and coupons and claims for interest shall be made only to the Trustee. In case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for and to recover judgment for the whole amount of such principal and interest so due and unpaid. The Trustee may file any proof of debt, petition or other document in any equity receivership, insolvency, liquidation, bankruptcy or other proceeding in order to have the claims of the Trustee and of the bondholders allowed in any such judicial proceeding relative to the Company or any other obligor on the bonds or its creditors or its property, and as such Trustee to receive payment of or on account of such claims. For such purposes, the term ‘obligor’, when used with respect to the bonds, means every person who is liable thereon.”

SECTION 2.24. Section 87 of the Indenture shall be and is hereby amended to read as follows :

“SECTION 87. No holder of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless such holder shall have previously given to the Trustee written notice of a completed default and unless also the holders of twenty per centum (20%) in principal amount of the bonds then outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name, nor unless also they shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee but subject to the provisions of Sections 1 and 2 of Article Four of the Supplemental Indenture dated as of April 1st, 1940 to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for foreclosure or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of outstanding bonds and coupons. Nothing in this Indenture contained shall, however, affect or impair the right of any bondholder which is absolute and unconditional to enforce the payment of the principal of and interest on his bonds on and after the respective due dates thereof as therein expressed or the obligation of the Company which is also absolute and unconditional to pay the principal of and interest on each of the bonds issued hereunder to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed.”

SECTION 2.25. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 100 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per centum (20%)” in the second and third sentences of said Section and by inserting in lieu thereof the words “a majority”.

SECTION 2.26. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, Section 103 of the Indenture shall be and is hereby amended by striking out the words and numeral “twenty per centum (20%)” in the first sentence of said Section and by inserting in lieu thereof the words “a majority”.

SECTION 2.27. Section 108 of the Indenture shall be and is hereby amended by adding at the end of said Section the following:

“This Section shall not be applicable to resignations pursuant to Section 3 of Article Four of the Supplemental Indenture dated as of April 1st, 1940.”

SECTION 2.28. Section 110 of the Indenture shall be and is hereby amended by adding at the end of the first paragraph of said Section the following:

“This Section shall not be applicable to removals or resignations pursuant to Section 3 of Article Four of the Supplemental Indenture dated as of April 1st, 1940.”

SECTION 2.29. Section 111 of the Indenture shall be and is hereby amended by striking out subdivision (2) of the second full paragraph of said Section and by inserting in lieu thereof the following:

“(2) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees; and”.

SECTION 2.30. Section 117 of the Indenture shall be and is hereby amended by adding a new paragraph at the end of said Section as follows:

“Any such supplemental indenture shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect.”

SECTION 2.31. Subsection (b) of Section 2 of Article Two of the Supplemental Indenture dated as of April 1st, 1940 shall be and is hereby amended to read as follows:

“(b) The Company covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section 2, (1) that such paying agent shall hold in trust for the benefit of the bondholders all sums held by such paying agent for the payment of the principal of or interest (and premium, if any) on any bonds outstanding under the Indenture; and (2) that such paying agent shall give the Trustee notice of any sums so paid to it or of any default by the Company or any other obligor on the bonds in the making of any deposit with it for the payment of the principal of or interest on any such bond (and premium, if any) and of any default by the Company or any such other obligor in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent.”

SECTION 2.32. Subsection (c) of Section 2 of Article Three of the Supplemental Indenture dated as of April 1st, 1940 shall be and is hereby amended to read as follows:

“(c) The Trustee shall not be held accountable by reason of the disclosure of any information or the mailing of any material pursuant to any request made under subsection (b) of this Section regardless of the source from which such information was derived or such material was obtained.”

SECTION 2.33. Paragraph (3) of subsection (a) of Section 4 of Article Three of the Supplemental Indenture dated as of April 1st, 1940 shall be and is hereby amended to read as follows:

“(3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company or any other obligor on the bonds to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subsection (b) of Section 4 of Article Four of this Supplemental Indenture;”.

ARTICLE THREE.
Miscellaneous Provisions.

SECTION 3.01. The descriptive title of all bonds previously issued under the Indenture shall hereafter contain the words “First Mortgage Bonds” in lieu of the words “First and Consolidated Mortgage Bonds” and the descriptive title of bonds to be specified by the Board of Directors for any future series (including the bonds of the Third Series), as provided in Section 10 of the Indenture, shall contain the words “First Mortgage Bonds” in lieu of the words “First and Consolidated Mortgage Bonds”.

SECTION 3.02. Any provision of the Indenture to the contrary notwithstanding, the following provisions of the Indenture are hereby expressly made subject to the provisions of Sections 1 and 2 of Article Four of the Supplemental Indenture dated as of April 1st, 1940: the second sentence of Section 20; the last sentence of the second paragraph of Section 42; Section 45; the last sentence of Section 48; the first sentence of Section 56; the last sentence of the first paragraph of Section 76; the second sentence of the first paragraph of Section 90; the second paragraph of Section 94; Section 96; Section 98; Section 99; Section 100; Section 102;

Section 103; Section 106; the last sentence of Section 116; and the last paragraph of Section 118; provided, however, that nothing herein contained shall require the Trustee without its consent to advance or expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for the belief that the payment of such funds or liabilities is not reasonably assured to it by the security afforded to it by the terms of the Indenture.

SECTION 3.03. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof. Nothing herein contained shall be deemed or taken to invalidate or to affect any action heretofore taken by the Company or the Trustee hereunder in conformity with the provisions of the Indenture as in effect at the time any such action was taken.

SECTION 3.04. Effective at such time as all of the bonds of the 3¼% Series due 1963 and 3½% Series due 1966 shall cease to be outstanding under the Indenture, all parties to the Indenture agree, and each holder or owner of any bond of any series established subsequent to December 31, 1948 by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than 10% in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

SECTION 3.05. The due date of the Indenture shall be the date of maturity of that series of bonds issued or that may at any time hereafter be issued under and secured by the Indenture which, of all the series of bonds issued thereunder, has the latest date of maturity; provided, however, that nothing in this Section shall affect or limit any of the rights or remedies of the Trustee or the bondholders prescribed in the Indenture.

SECTION 3.06. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

SECTION 3.07. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY, party of the first part hereto, and BANKERS TRUST COMPANY, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice-Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.

CENTRAL ILLINOIS LIGHT COMPANY,

(SEAL)	By T. A. SCHLINK
Vice-President.

Attest:

L. H. LIVENGOOD
Assistant Secretary.

Signed, sealed and acknowledged on behalf of CENTRAL ILLINOIS LIGHT COMPANY in the presence of:

GEO. HENRY

A. W. BOWMAN

BANKERS TRUST COMPANY,

(SEAL)	By E. E. BEACH
Vice-President.
Attest:

G. R. INCE
Assistant Secretary.

Signed, sealed and acknowledged on behalf of BANKERS TRUST COMPANY in the presence of:

WM. H. DEALE

A. P. SULLIVAN

STATE OF NEW YORK	ss.:
COUNTY OF NEW YORK

On this 19th day of December, 1949, before me personally came T. A. SCHLINK, to me known, who being by me duly sworn, did depose and say that he resides at 2319 Knoxville Ave., Peoria, Illinois; that he is a Vice-President of CENTRAL ILLINOIS LIGHT COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

WYMAN S. BARRON

WYMAN S. BARRON
(SEAL)	NOTARY PUBLIC, State of New York
No. 41.0173900
Qual. in Queens County, Cert. Filed
with New York Co. Clerk and Register
Term expires March 30, 1951

STATE OF NEW YORK	ss.:
COUNTY OF NEW YORK

I, WYMAN S. BARRON, do hereby certify that T. A. SCHLINK and L. H. LIVENGOOD, personally known to me to be the same persons whose names are, respectively, as Vice-President and Assistant Secretary of Central Illinois Light Company, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.

Dated, December 19, 1949.

WYMAN S. BARRON

WYMAN S. BARRON
NOTARY PUBLIC, State of New York
(SEAL)	No. 41-0173900
Qual. in Queens County, Cert. Filed
with New York Co. Clerk and Register
Term expires March 30, 1951

STATE OF NEW YORK	ss.:
COUNTY OF NEW YORK

On this 19th day of December, 1949, before me personally came E. E. BEACH, to me known, who, being by me duly sworn, did depose and say that he resides at 47 Hillcrest Avenue, Summit, N. J.; that he is a Vice-President of BANKERS TRUST COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

ALOYSE A. STEPHENS

ALOYSE A. STEPHENS
NOTARY PUBLIC, State of New York
No. 03-3835150
(SEAL)	Qualified in Bronx County
Certificates Filed with
New York County Clerks and Registers
Bronx County Clerks and Registers
Term Expires March 30, 1951

STATE OF NEW YORK	ss.:
COUNTY OF NEW YORK

I, ALOYSE A. STEPHENS, do hereby certify that E. E. BEACH and G. R. INCE, personally known to me to be the same persons whose names are, respectively, as Vice-President and Assistant Secretary of Bankers Trust Company, a corporation of the State of New York, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.

Dated, December 19th, 1949.

ALOYSE A. STEPHENS

ALOYSE A. STEPHENS
NOTARY PUBLIC, State of New York
No. 03-3835150
(SEAL)	Qualified in Bronx County
Certificates Filed with
New York County Clerks and Registers
Bronx County Clerks and Registers
Term Expires March 30, 1951

RECORDATION DATA

		Recorded
			Page
County	Date filed	Book	Number
DeKalb	January 5, 1950	208	591
Fulton	December 27, 1949	584	457
Kane	December 27, 1949	1481	143
Knox	December 24, 1949	202	25
Mason	December 27, 1949	86	575
Menard	December 24, 1949	54	127
Ogle	December 27, 1949	128	485
Peoria	January 4, 1950	803	113
Sangamon	January 4, 1950	584	110
Stark	December 24, 1949	C	277
Tazewell	January 4, 1950	57	390
Woodford	January 5,1950	78	159